                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                                        [ ] Confidential, For Use of the Com-
                                                                           mission Only (as permitted by
                                                                           Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                                            PHILLIPS-VAN HEUSEN CORPORATION
------------------------------------------------------------------------------------------------------------------------
                                   (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------------------------------------------------
(5)  Total fee paid:

------------------------------------------------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

------------------------------------------------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

------------------------------------------------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------------------------------------------------
(3)  Filing Party:

------------------------------------------------------------------------------------------------------------------------
(4)  Date Filed:

------------------------------------------------------------------------------------------------------------------------

                         PHILLIPS-VAN HEUSEN CORPORATION

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 ---------------

      The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the "Company"), a Delaware corporation, will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, Elebash Recital Hall, First Floor, New York, New York, on Tuesday, June 11, 2002, at 10:00 a.m., for the following purposes:

      (1)  to elect 11 directors of the Company to serve for a term of one year;

      (2) to ratify the appointment of auditors for the Company to serve for the current fiscal year; and

      (3) to consider and act upon such other matters as may properly come before the meeting.

      Only stockholders of record at the close of business on April 12, 2002 are entitled to vote at the meeting.

      Attendance at the meeting will be limited to holders of record of the Company's Common Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership.

      You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.



                                 By order of the Board of Directors,



                                 MARK D. FISCHER
                                    Secretary


New York, New York
April 29, 2002







-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------------------

                         PHILLIPS-VAN HEUSEN CORPORATION

                                 ---------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 11, 2002

                                 ---------------

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at The Graduate Center - City University of New York, 365 Fifth Avenue, First Floor, New York, New York, on Thursday, June 11, 2002, at 10:00 a.m., and at any adjournments thereof.

      The principal executive offices of the Company are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed proxy card were first sent or given to stockholders was April 29, 2002.

      Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of elections at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

      Stockholders of record at the close of business on April 12, 2002 will be entitled to one vote for each share of the Company's Common Stock (the "Common Stock") then held. There were outstanding on such date 27,682,432 shares of Common Stock. The Common Stock is the only outstanding class of voting stock of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents certain information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of April 19, 2002. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.


                                                                                     AMOUNT
      NAME AND ADDRESS OF                                                         BENEFICIALLY     PERCENT OF
      BENEFICIAL OWNER                                                                OWNED          CLASS
      -------------------                                                         ------------     ----------
      Vaneton International, Inc.(1)............................................    4,679,001         16.9
        P.O. Box 3340
        Road Town
        Tortola, British Virgin Islands

      Dimensional Fund Advisors Inc.(2).........................................    2,252,600          8.1
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401

      State Street Bank and Trust Company(3)....................................    1,481,028          5.3
        225 Franklin Street
        Boston, Massachusetts 02110


                                                 (Footnotes appear on next page)



                                                                                     AMOUNT
      NAME AND ADDRESS OF                                                         BENEFICIALLY     PERCENT OF
      BENEFICIAL OWNER                                                                OWNED          CLASS
      -------------------                                                         ------------     ----------
      Lord, Abbett & Co.(4).....................................................    1,430,959         5.2
        90 Hudson Street
        Jersey City, New Jersey 07302


-----------------------------

(1) Dr. Richard Lee, 6/F TAL Building, 49 Austin Road, Kowloon, Hong Kong, may be deemed to beneficially own the 4,679,001 shares of Common Stock owned of record by Vaneton International, Inc. Dr. Richard Lee and Vaneton International, Inc. have shared voting and dispositive power over such shares. Information as to the shares of Common Stock beneficially owned by Vaneton International, Inc. and Dr. Richard Lee is as of December 31, 2001, as set forth in a Schedule 13G dated February 13, 2002 and filed with the Securities and Exchange Commission.

(2) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts are referred to as the "Funds"). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the Common Stock owned by the Funds. Dimensional disclaims beneficial ownership of such securities. Information as to the shares of Common Stock that may be deemed to be owned beneficially by Dimensional is as of December 31, 2001, as set forth in a Schedule 13G dated January 30, 2002 and filed with the Securities and Exchange Commission.

(3) State Street Bank and Trust Company ("State Street") acting in various fiduciary capacities, may be deemed to be the beneficial owner of 1,481,028 shares of Common Stock, including 217,238 with respect to which it has sole voting power, 237,738 with respect to which it has sole dispositive power and 1,243,290 with respect to which it shares voting and dispositive power. State Street disclaims ownership of all such shares. Information as to the shares that may be deemed to be owned beneficially by State Street is as of December 31, 2001, as set forth in a Schedule 13G dated February 7, 2002 and filed with the Securities and Exchange Commission.

(4) Lord, Abbett & Co. is a registered investment adviser. Information as to the shares of Common Stock that may be deemed to be owned beneficially by Lord, Abbett & Co. is as of December 31, 2001, as set forth in a Schedule 13G dated January 16, 2002 and filed with the Securities and Exchange Commission.

      The following table presents certain information with respect to the number of shares of Common Stock beneficially owned by each of the directors and nominees for director of the Company, the Chief Executive Officer, the four most highly compensated executive officers of the Company other than the Chief Executive Officer and all of the directors, nominees for director and executive officers of the Company as a group as of April 19, 2002. Except as otherwise indicated below, each of the directors, nominees for director and executive officers has sole voting and investment power with respect to the shares listed as owned by him or her.


                                                                                    AMOUNT
                                                                                 BENEFICIALLY    PERCENT OF
      NAME                                                                          OWNED(1)        CLASS
     -----                                                                       ------------    ----------
     Emanuel Chirico(2)........................................................     120,271           *
     Edward H. Cohen...........................................................      28,384           *
     Francis K. Duane..........................................................      34,166           *
     Joseph B. Fuller..........................................................      23,384           *
     Joel H. Goldberg..........................................................      31,999           *
     Marc Grosman.............................................................       12,999           *
     Dennis F. Hightower.......................................................      13,499           *
     Bruce J. Klatsky..........................................................     392,481          1.4
     Maria Elena Lagomasino....................................................      21,198           *
     Harry N.S. Lee(3).........................................................      20,197           *
     Bruce Maggin..............................................................      49,884           *
     Allen E. Sirkin...........................................................     127,814           *
     Peter J. Solomon..........................................................      38,250           *
     Mark Weber................................................................     222,403           *
     All directors, nominees for director and executive officers as a group
     (15 persons)..............................................................   1,136,929          4.1


--------------------

*     Less than 1% of class.

(1) The figures in the table are based upon information furnished to the Company by the directors, nominees for director and executive officers. The figures do not include the shares held for the executive officers in the Master Trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under the Company's Associates Investment Plans (the "AIPs"), which are employee benefit plans under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. Participants in the AIPs who make investments in the PVH Stock Fund may direct the vote of shares of Common Stock held in the Master Trust for the PVH Stock Fund only with respect to tender or exchange offers subject to Section 13(e) or
      Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and matters which, if approved or disapproved, would result in a change in control of the Company (as defined in the AIPs). The committee that administers the AIP (the "AIP Committee") has the right to vote such shares for all other matters. These participants also have the right, subject to certain limitations, to receive a distribution of shares of Common Stock held for their benefit in the Master Trust, but the AIP Committee makes all other decisions regarding the disposition of Common Stock held in the Master Trust.

(2) Mr. Chirico's figure does not include the 1,243,290 shares of Common Stock (4.5%) held in the Master Trust for the PVH Stock Fund as of December 31, 2001 for all participants in the AIPs who invest in the PVH Stock Fund. Mr. Chirico is a member of the AIP Committee, which has the power, under most circumstances, to vote and dispose of the shares held in the Master Trust.

(3) Harry N.S. Lee is an indirect minority shareholder of Vaneton International, Inc., which beneficially owns 4,679,001 shares of Common Stock (16.9%). See Note 1 to the prior table for certain information regarding Vaneton International, Inc.

      The figures in the foregoing table include 1,500 shares owned by a family trust of which Mr. Hightower is trustee, 190 shares held by Mr. Klatsky's child, as to which Mr. Klatsky has disclaimed beneficial ownership, 12,000 shares held by Mr. Maggin as custodian for his children, as to which Mr. Maggin has disclaimed beneficial ownership, and 100 shares held by Mr. Sirkin's wife as custodian for one of Mr. Sirkin's children, as to which Mr. Sirkin has disclaimed beneficial ownership.

      The foregoing table also includes shares which the following directors and executive officers have the right to acquire within 60 days of April 19, 2002 upon the exercise of options granted under the Company's stock option plans:
Emanuel Chirico, 116,771 shares; Edward H. Cohen, 22,384 shares; Francis K. Duane, 34,166 shares; Joseph B. Fuller, 22,384 shares; Joel Goldberg, 11,999 shares; Marc Grosman, 11,999 shares; Dennis Hightower, 11,999 shares; Bruce J. Klatsky, 335,956 shares; Maria Elena Lagomasino, 20,998 shares; Harry N.S. Lee, 19,197 shares; Bruce Maggin, 22,384 shares; Allen E. Sirkin, 127,714 shares; Peter J. Solomon, 20,998 shares; Mark Weber, 189,673 shares; and all directors, nominees for director and executive officers as a group, including the foregoing, 968,622 shares.

                              ELECTION OF DIRECTORS

      The Board of Directors currently consists of 11 members, all of one class. All members of the Board of Directors are elected by the stockholders at the Annual Meeting of Stockholders of the Company for a term of one year or until their successors are elected and qualified. All of the nominees for director have previously been elected directors of the Company by the stockholders.

      The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE 11 NOMINEES NAMED BELOW. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED IN A PROXY.


                                                                                                          YEAR
                                                                                                        BECAME A
      NAME                                                PRINCIPAL OCCUPATION                  AGE     DIRECTOR
      ----                                                --------------------                  ---     --------
     Edward H. Cohen....................................  Counsel of Katten Muchin Zavis         63        1987
                                                          Rosenman, a law firm

     Joseph B. Fuller...................................  President and Chief Executive          45        1991
                                                          Officer of Monitor Company, a
                                                          management consulting firm

     Joel H. Goldberg...................................  President of Career Consultants,       58        1997
                                                          Inc., a management consulting firm

     Marc Grosman.......................................  Founder and Chief Executive Officer    47        1997
                                                          of Marc Laurent SA, the owner of a
                                                          chain of European apparel stores
                                                          which trade under the name CELIO

     Dennis F. Hightower................................  Retired business executive             60        1997

     Bruce J. Klatsky...................................  Chairman and Chief Executive           53        1985
                                                          Officer of the Company

     Maria Elena Lagomasino.............................  Chairman and Chief Executive           53        1993
                                                          Officer, J.P. Morgan Private Bank

     Harry N.S. Lee.....................................  Managing Director of TAL Apparel       59        1995
                                                          Limited, an apparel manufacturer
                                                          and exporter based in Hong Kong

     Bruce Maggin.......................................  Principal of The H.A.M. Media          59        1987
                                                          Group, LLC, a media investment
                                                          company, and Chief Executive
                                                          Officer of TDN, Inc. (d/b/a atTV
                                                          Media, Inc.), a marketer of
                                                          interactive television advertising

     Peter J. Solomon...................................  Chairman of Peter J. Solomon           63        1987
                                                          Company Limited, an investment
                                                          banking firm

     Mark Weber.........................................  President and Chief Operating          53        1998
                                                          Officer of the Company

      Mr. Cohen is also a director of Franklin Electronic Publishers, Inc., Levcor International, Inc., Merrimac Industries, Inc. and Voice Powered Technology International, Inc. Mr. Fuller is also a director of Merrimac Industries, Inc. Mr. Goldberg is also a director of Hampshire Group, Limited and Merrimac Industries, Inc. Mr. Grosman is also a director of Aigle SA. Mr. Hightower is also a director of BriteSmile, Inc., The Gillette Company, Northwest Airlines Corporation, PanAmSat Corporation and The TJX Companies, Inc. Ms. Lagomasino is also a director of Avon Products, Inc. Mr. Maggin is also a director of MindArrow Systems, Inc. Mr. Solomon is also a director of BKF Capital Group, Inc., Monro Muffler Brake, Inc. and Office Depot, Inc.

      Each of the directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except Mr. Cohen, who was a partner in the law firm of Rosenman & Colin LLP until its February 1, 2002 merger with Katten Muchin Zavis, at which time he became counsel to the merged firm, Katten Muchin Zavis Rosenman; Mr. Hightower, who was a Professor of Management at Harvard University School of Business Administration from July 1996 until May 2000 and Chief Executive Officer, Europe Online Networks S.A. from June 2000 until February 2001; Ms. Lagomasino, who was the Head of Global Private Bank of The Chase Manhattan Bank until its January 2002 merger with J.P. Morgan Bank at which time she became Chairman and Chief Executive Officer of J.P. Morgan Private Bank; and Mr. Weber, who was elected President and Chief Operating Officer of the Company in March 1998, having served as Vice Chairman of the Company for the prior three years.

      No family relationship exists between any director or executive officer of the Company.

      The Nominating Committee of the Company's Board of Directors will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years,
(iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      During the fiscal year ended February 3, 2002, there were six meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served held during the fiscal year, except for Mr. Fuller, who attended four of the six Board meetings and the one Compensation Committee meeting held while he was a member.

      The Board of Directors of the Company has a standing Audit Committee, a standing Compensation Committee and a standing Nominating Committee.

      AUDIT COMMITTEE

      The Audit Committee is composed of Messrs. Cohen, Hightower and Maggin. The Board of Directors has determined that all of the members of the Committee are "independent," as defined in the rules of the New York Stock Exchange. The Company's Common Stock is listed for trading on the New York Stock Exchange.

      The Board of Directors has adopted a written charter for the Audit Committee. Pursuant to its charter, the Audit Committee is charged with providing assistance to the Board of Directors in fulfilling the Board's statutory responsibilities relating to the quality and integrity of the Company's financial reports, monitoring the Company's financial reporting process and internal control system and performing such other activities consistent with its charter and the Company's By-laws as the Audit Committee or the Board deems appropriate.

      The Audit Committee held three meetings and four teleconferences during the fiscal year ended February 3, 2002.

      COMPENSATION COMMITTEE

      The Compensation Committee, composed of Ms. Lagomasino and Messrs. Grosman and Hightower, is charged with setting the compensation of all executive officers, administering the Company's existing stock option plans and its cash-based incentive compensation plans for the executive officers, adopting new cash-based incentive compensation plans and implementing changes and improvements to existing cash-based incentive compensation plans for the executive officers and, subject to approval by the Board of Directors, recommending new stock option plans and other equity-based compensation plans and implementing changes and improvements to the existing stock option plans. The Compensation Committee also provides guidance to the executive officers regarding the compensation of the Company's corporate and divisional officers. The Compensation Committee held three meetings during the fiscal year ended February 3, 2002.

      NOMINATING COMMITTEE

      The Nominating Committee determines, and recommends to the Board of Directors, a slate of nominees for election as directors. In connection therewith, the Nominating Committee considers the nomination for reelection of incumbent directors and will consider the qualifications of candidates suggested by Board members, management, stockholders and consultants that may be retained for the purpose of identifying candidates. The members of the Nominating Committee are Ms. Lagomasino and Messrs. Grosman and Hightower. The Nominating Committee was first created during the fiscal year ended February 3, 2002 and held its first meeting in the current fiscal year.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors, all filing requirements of Section 16(a) of said Act were complied with during the fiscal year ended February 3, 2002. Mr. Sirkin filed late one report covering one option exercise during the fiscal year ended February 4, 2001.


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years, ended February 3, 2002, February 4, 2001 and January 30, 2000 (fiscal years 2001, 2000 and 1999, respectively).



                                                                               LONG-TERM COMPENSATION
                                                                          -------------------------------
                                                                                AWARDS       PAYOUTS
                                                    ANNUAL COMPENSATION   --------------    -------------
                                                  ---------------------                        LTIP          ALL OTHER
NAME AND                                FISCAL       SALARY      BONUS          OPTIONS       PAYOUTS     COMPENSATION(1)
PRINCIPAL POSITION                       YEAR         ($)         ($)             (#)          ($)             ($)
------------------------------------   --------   ----------    ----------    ------------  ----------    -------------
Emanuel Chirico......................     2001       500,000         -           40,000        419,375         61,242
Executive Vice President and CFO,         2000       500,000      485,000        40,000        700,000         36,750
   Phillips-Van Heusen Corporation        1999       475,000      400,000        30,000           -            24,417


Francis K. Duane(2)..................     2001       600,000      449,640        30,000           -            50,001
Vice Chairman, Sportswear,                2000       475,000      375,000        30,000           -            15,283
   Phillips-Van Heusen Corporation

Bruce J. Klatsky.....................     2001     1,000,000         -          150,000      1,357,550        203,406
Chairman and CEO,                         2000     1,000,000    1,370,000       150,000      2,313,000        122,523
   Phillips-Van Heusen Corporation        1999       850,000    1,207,600       100,000           -            91,762

Allen E. Sirkin......................     2001       750,000         -           30,000           -            62,540
Vice Chairman, Dress Shirts,              2000       716,667      541,500        30,000           -            31,245
   Phillips-Van Heusen Corporation        1999       650,000      415,000        30,000           -            37,405

Mark Weber...........................     2001       800,000         -           75,000        671,000        123,874
President and COO,                        2000       750,000      728,000        75,000      1,050,000         79,889
   (Phillips-Van Heusen Corporation       1999       700,000      612,725        50,000           -            61,946


                                                 (Footnotes appear on next page)

(Footnotes to table on previous page)


-----------------------------

(1) All Other Compensation includes payments or contributions required by the AIPs and Supplemental Savings Plan, Executive Medical Reimbursement Insurance Plan and Educational Benefits Plan.

      Under the AIPs, each employee, including the Named Executive Officers, eligible to participate may authorize his or her employer to withhold a specified percentage of his or her compensation, up to 6% in the case of certain management and highly compensated employees, including the Named Executive Officers, and otherwise up to 15% (subject to certain limitations). Under the Supplemental Savings Plan applicable to certain management and highly compensated employees, each employee, including the Named Executive Officers, eligible to participate may currently authorize his or her employer to withhold a specified percentage of his or her compensation, up to 15% after deductions for contributions to the AIPs. The Company or its subsidiaries currently contribute an amount equal to 100% of the first 2% of total compensation contributed by an employee and an amount equal to 25% of the next 4% of total compensation contributed by such employee. A participant's interest in the amounts arising out of employer contributions currently vest ratably over the first five years of employment (regardless of when participation commences), or, if earlier, at age 65 or upon disability or death. In the fiscal years 2001, 2000 and 1999, respectively, the Company made contributions which are reflected under this column in the amounts of $50,558, $27,005 and $17,992 for Mr. Chirico; $140,622, $66,228 and $50,794 for
      Mr. Klatsky; $51,856, $21,500 and $32,579 for Mr. Sirkin; and $77,336,
      $40,444 and $29,313 for Mr. Weber. The Company's contributions reflected in the column for Mr. Duane for fiscal 2001 and 2000 are $39,317 and $5,537, respectively.

      The Company's Executive Medical Reimbursement Insurance Plan covers eligible employees for most medical charges not covered by the basic medical plan up to a specified annual maximum. The Company incurred $10,684, $9,745 and $7,167 during fiscal years 2001, 2000 and 1999, respectively, as annual premiums for coverage for each of the Named Executive Officers, which amounts are reflected under this column.

      Under the Company's Educational Benefits Plan, children of eligible employees received reimbursement of tuition and room and board charges while attending an accredited college or vocational school. The plan was terminated in 1986, except with respect to children who were then covered by the plan. For fiscal years 2001, 2000 and 1999, respectively, the benefits received by the Named Executive Officers, which are reflected under this column, were in the amounts of $52,100, $46,550 and $38,095 for Mr. Klatsky; and $35,854, $29,699 and $27,342 for Mr. Weber.

(2) Mr. Duane became an executive officer of the Company during fiscal 2000 upon his promotion to Vice Chairman, Sportswear.


                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's 2000 Stock Option Plan (the "2000 Option Plan") granted to the Named Executive Officers during the fiscal year ended February 3, 2002.


                                                INDIVIDUAL GRANTS
                              ------------------------------------------------------           POTENTIAL REALIZABLE
                                              PERCENT OF                                         VALUE AT ASSUMED
                                NUMBER OF       TOTAL                                         ANNUAL RATES OF STOCK
                                SECURITIES     OPTIONS                                        PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO                                            OPTION TERM
                                 OPTIONS       EMPLOYEES      EXERCISE                     ------------------------------
                                GRANTED(1)    IN FISCAL        PRICE         EXPIRATION          5%              10%
   NAME                           (#)            YEAR          ($SH)            DATE            ($)              ($)
   ----                       ------------  -------------  --------------  ------------    -----------     -------------
   Emanuel Chirico............  40,000           4.7          13.40           3/25/11         337,200           854,400
   Francis K. Duane...........  30,000           3.5          13.40           3/25/11         252,900           640,800
   Bruce J. Klatsky........... 150,000          17.7          13.40           3/25/11       1,264,500         3,204,000
   Allen E. Sirkin............  30,000           3.5          13.40           3/25/11         252,900           640,800
   Mark Weber.................  75,000           8.8          13.40           3/25/11         632,250         1,602,000


                                                 (Footnote appears on next page)

(Footnote to table on previous page)


-----------------------------

(1) One-quarter of the options granted to each of the Named Executive Officers in fiscal 2001 become exercisable on each of the first through fourth anniversaries of the grant date.


                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

      The following table sets forth information with respect to the value at February 3, 2002 of unexercised stock options held by the Named Executive Officers. None of the Named Executive Officers exercised any stock options in the 2001 fiscal year.


                                                                                VALUE OF UNEXERCISED
                                               NUMBER OF UNEXERCISED          OPTIONS IN-THE-MONEY AT
                                            OPTIONS AT FISCAL YEAR-END           FISCAL YEAR-END(1)
                                            --------------------------        ------------------------
                                             EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
      NAME                                             (#)                              ($)
      ----                                  --------------------------        ------------------------
      Emanuel Chirico....................        70,105 / 143,334                 59,394 / 188,668
      Francis K. Duane...................        15,833 /  79,167                  5,188 /  31,938
      Bruce J. Klatsky...................       179,772 / 449,167                 77,813 / 397,188
      Allen E. Sirkin....................        85,759 / 112,500                 15,563 /  95,813
      Mark Weber.........................       102,639 / 241,252                 38,906 / 198,594


-----------------------------

(1) Fair market value at fiscal year end of securities underlying the options minus the exercise price of the options.


                           LONG-TERM INCENTIVE PLANS -
                           AWARDS IN LAST FISCAL YEAR

                                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                                                           NON-STOCK PRICE-BASED PLANS(1)
                                                                  ------------------------------------------------
                              PERFORMANCE OR OTHER PERIOD          THRESHOLD             PLAN           MAXIMUM
NAME                          UNTIL MATURATION OF PAYOUT              ($)                 ($)             ($)
----                          -------------------------------     --------------      ------------     -----------
Bruce J. Klatsky...........    27 months ending 2/1/04               710,000           1,314,000         2,500,000
Mark Weber.................    27 months ending 2/1/04               408,000             673,000         1,200,000
Emanuel Chirico............    27 months ending 2/1/04               306,000             505,000           900,000


------------------------

(1) Based on current base salaries. Actual awards are based on the base salary in effect on the last day of the performance cycle.

      The Company has a Long-Term Incentive Plan in which the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are participants. The payment of cash awards under the Plan requires the Company to achieve both earnings growth and improvement in return on equity over the applicable performance cycle. Threshold, plan and maximum targets are established within the first 90 days of the relevant performance cycle by the Compensation Committee. Awards are based on a percentage of a participant's base salary in effect on the last day of the performance cycle. The percentage is lowest for the achievement of the threshold targets and is highest if the maximum targets are achieved or exceeded. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant's base salary that is on a straight-line interpolation between the percentages for the two targets. The percentage of base salary that a participant can earn as an award differs among the participants: the range for the Chief Executive Officer is 70%-250% of base salary and the range for the Chief Operating Officer and the Chief Financial Officer is 50%-150% of base salary. No awards are earned if the threshold targets are not satisfied. In the event of the death or disability of a participant during a performance cycle, the participant or his estate will receive the award, if any, which would otherwise have been payable to the participant for such performance cycle, pro rated to reflect the portion of the performance cycle worked by the participant. In all other events, a participant must be employed by the Company on the payment date for an award or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause subsequent to the end of the performance cycle but prior to the date the award is paid in order to remain eligible to receive an award.

                               PENSION PLAN TABLE

      The following table sets forth the aggregate estimated annual benefits payable, upon retirement at age 65, to employees under the combination of the pension plan for salaried employees and a supplemental defined benefit plan applicable to certain management and highly compensated employees (including the Named Executive Officers), in various compensation and years-of-service classifications, assuming that the Social Security maximum limit does not change from its present level of $84,900.


          CAREER                              ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
      AVERAGE SALARY                                 PAYABLE AS A LIFE ANNUITY AT AGE 65
      --------------       ------------------------------------------------------------------------------
                              15                20                25                30                35
                              --                --                --                --                --
      $200,000              38,736             50,994           63,024            74,922            86,754
      $400,000              83,736            110,994          138,024           164,922           191,754
      $600,000             128,736            170,994          213,024           254,922           296,754
      $800,000             173,736            230,994          288,024           344,922           401,754
    $1,000,000             218,736            290,994          363,024           434,922           506,754
    $1,200,000             263,736            350,994          438,024           524,922           611,754
    $1,400,000             308,736            410,994          513,024           614,922           716,754
    $1,600,000             353,736            470,994          588,024           704,922           821,754
    $1,800,000             398,736            530,994          663,024           794,922           926,754
    $2,000,000             443,736            590,994          738,024           884,922         1,031,754
    $2,200,000             488,736            650,994          813,024           974,922         1,136,754
    $2,400,000             533,736            710,994          888,024         1,064,922         1,241,754
    $2,600,000             578,736            770,994          963,024         1,154,922         1,346,754
    $2,800,000             523,736            830,994        1,038,024         1,244,922         1,451,754
    $3,000,000             668,736            890,994        1,113,024         1,334,922         1,556,754



      The benefits under the Company's pension plans are generally based on a participant's career average compensation (except that pre-2000 benefits for current salaried employees are based on pre-2000 last five-years average compensation, unless the participant's career average compensation is greater than the last five-years average). Absent any election by a participant of an optional form of benefit, benefits under the pension plans become payable at the time of retirement, normally at age 65; such benefits under the pension plans for salaried employees are payable monthly for the life of the participant and, in most cases, for the life of such participant's surviving spouse, and benefits under the supplemental defined benefit plan are payable in a lump sum. Notwithstanding the method of payment of benefits under the pension plans, the amounts shown in the above table are shown in the actuarial equivalent amount of a life annuity. The benefits listed above are not subject to any deduction for Social Security or other offset amounts.

      The credited years of service under the pension plans, as of February 3, 2002, for each of the Named Executive Officers is set forth in the following table.

                                                           CREDITED YEARS
            NAME                                             OF SERVICE
            ----                                           --------------
            Emanuel Chirico....................................    7
            Francis K. Duane...................................    3
            Bruce J. Klatsky...................................   29
            Allen E. Sirkin....................................   15
            Mark Weber.........................................   29

                            COMPENSATION OF DIRECTORS

      Each director of the Company who is not an employee of the Company or any of its subsidiaries receives a fee of $25,000 for his or her services as a director of the Company and $2,000 for each Board of Directors' meeting attended. Each director who is a member of the Audit Committee or the Compensation Committee receives an additional fee of $2,000 for each committee meeting attended. Pursuant to the Company's stock option plans, each outside director is entitled to receive, on an annual basis, in the aggregate, non-qualified options to purchase 8,000 shares of Common Stock at the fair market value on the date of grant for his or her services as a director.

      The law firm of Rosenman & Colin LLP, of which Mr. Cohen was a partner, was engaged as the Company's general outside counsel for the fiscal year ended February 3, 2002. The Company expects to continue to engage such firm's successor, Katten Muchin Zavis Rosenman, for the fiscal year ending February 2, 2003.

      Mr. Goldberg, Career Consultants Inc. and S&K Associates, Inc. were paid an aggregate of $755,172 for management consulting and recruiting services they provided to the Company in fiscal 2001. Mr. Goldberg owns more than 50% of the stock of each of the two companies. The Company is continuing to utilize such services during the current fiscal year.

      The Company purchased approximately $2,681,030 of products and services from TAL Apparel Limited and certain related companies during the 2001 fiscal year. Mr. Lee is a director of TAL Apparel Limited. The Company expects to continue to purchase goods from such companies during the current fiscal year.

      Peter J. Solomon Company Limited, of which Mr. Solomon is Chairman, provided services to the Company during the 2001 fiscal year in connection with certain strategic issues. The Company may utilize such services during the current fiscal year.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has had in effect since 1987 a Special Severance Benefit Plan. Upon the termination of the employment of any participant in the plan within two years after a change in control of the Company (as defined in the Special Severance Plan), the participant receives a lump sum payment in an amount generally equal to three times the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. The Company has agreed to indemnify each participant in the Special Severance Benefit Plan against any and all liabilities he or she may incur under
Section 4999(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which relates to excise taxes on excess parachute payments, including any income taxes and/or additional excise taxes applicable to such indemnification payment. In addition, the participant receives comparable medical, dental and life insurance coverage for himself or herself and his or her family for a three-year period after termination. Mr. Klatsky is the only current participant in the Special Severance Benefit Plan. Participation in the Special Severance Benefit Plan by Mr. Weber, Mr. Chirico and Mr. Sirkin has been terminated, but they continue to have rights thereunder through June 11, 2002.

      The Company's Capital Accumulation Plan, under which participants remaining in the employ of the Company until established target dates earn specified dollar amounts, provides that if a participant's employment with the Company is terminated following a change in control of the Company (as defined in such plan), the full undiscounted value of the future payments to be made to the participant under the Capital Accumulation Plan becomes immediately payable in a lump sum. Further, each participant's rights are subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of the Company. Messrs. Klatsky, Weber, Chirico and Sirkin are participants in the Capital Accumulation Plan.

      All options that were previously granted under one of the Company's option plans and which have not expired or been otherwise cancelled become immediately exercisable in full upon a change in control of the Company, regardless of whether such options have previously vested.

      Mr. Klatsky is also entitled to the payments provided for under the Special Severance Benefit Plan and the Capital Accumulation Plan (i) if he is not continued as the Company's Chief Executive Officer and Chairman of the Board of Directors prior to his retirement as an employee of the Company, (ii) in the event of the appointment by the Board of Directors of an officer or the hiring by the Board of Directors of an employee with authority equal or superior to the authority of Mr. Klatsky at any time prior to his retirement as an employee of the Company or (iii) if the Company fails to maintain the terms and conditions of Mr. Klatsky's employment, including, without limitation, a minimum level of compensation, as such existed on April 28, 1993, or a termination of the Special Severance Benefit Plan.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the fiscal year ended February 3, 2002, the members of the Compensation Committee included Joseph B. Fuller, Marc Grosman, Dennis F. Hightower and Maria Elena Lagomasino. Mr. Fuller was a member of the Compensation Committee from the beginning of fiscal 2001 until June 14, 2001, and Mr. Grosman first became a member of the Committee on that date. There were no interlocks or insider participations as defined in the proxy regulations of the Securities and Exchange Commission.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for setting the compensation of all executive officers, administering the Company's existing stock option plans and cash-based incentive compensation plans for the executive officers, adopting new cash-based incentive compensation plans and implementing changes and improvements to existing incentive compensation plans for the executive officers, and, subject to approval by the Board of Directors, recommending new stock option plans and other equity-based compensation plans and implement changes and improvements to the existing stock option plans. The Compensation Committee also provides guidance to the executive officers regarding the compensation of the Company's corporate and divisional officers.

      OVERALL POLICY

      The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team that has been largely responsible for the Company's success. The Compensation Committee has structured the Company's executive officer compensation program primarily (i) to compensate its executive officers on an annual basis with a stable, secure cash salary at a sufficiently high level to retain and motivate these officers, (ii) to provide short-term incentives to executive officers to attain certain financial targets and to reward certain accomplishments or activities, (iii) to link a portion of its executive officers' compensation to long-term increases in value created for the Company's stockholders by the efforts of these officers and (iv) to be consistent with the Company's high ethical standards. The Compensation Committee targets the compensation levels of its top three executives to approximate the competitive median if the Company achieves its budget plan, to exceed the median and approach the 75th percentile of competitive compensation levels if the plan is exceeded and to be below the competitive median if the budget plan is not attained. Information regarding competitive compensation is compiled by the Committee and/or compensation consultants retained from time to time by the Committee. Although the Company's compensation program does not rely to any significant extent on fringe benefits or perquisites, its fringe benefit plans are generally competitive. The Company believes that it has a reputation for providing a reasonably high level of job security in an industry known for high levels of executive turnover.

      The Compensation Committee reviews annually the Company's executive officer compensation package, taking into account corporate performance, stock price performance and total return to stockholders, as well as industry conditions, recommendations of the Company's Chief Executive Officer and compensation awarded to executives in other companies, especially those involved in the apparel, footwear and specialty retail industries. In establishing future executive officer compensation packages, the Compensation Committee may adopt additional long-term incentive and/or annual bonus plans to meet the needs of changing employment markets and economic, accounting and tax conditions. In determining the compensation of each individual executive officer, the Compensation Committee intends to take into account the performance of the executive and the full compensation package afforded by the Company to him or her, including pension benefits, insurance and other benefits. The views of the Company's Chief Executive Officer are considered by the Compensation Committee in their review of the performance and compensation of each individual executive officer.

      BASE SALARIES

      Annual salaries are determined by evaluating the performance of the Company and of each individual executive officer. In the case of executive officers with responsibility for particular operations of the Company, the financial results of those operations are also considered. In evaluating overall performance and results of particular operations of the Company, the Compensation Committee reviews the extent to which the Company or the particular operations achieved budgeted estimates for sales, gross and after-tax margins and earnings per share and may also consider the Company's sales and earnings results compared to those of many public peer companies (including companies that are part of the Line of Business Index) and private peer companies known to the members of the Committee or the results of which can be disclosed by compensation consultants retained by the Committee. Where appropriate, the Compensation Committee considers non-financial performance measures, including market share increases, manufacturing and distribution efficiency gains, improvements in product quality, improvements in relations with customers and suppliers and a demonstrated commitment to the welfare and dignity of the Company's associates. Also considered are years of service to the Company. Finally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions between and among the executive officers, including between the Company's Chief Executive Officer and the other executive officers. There is no specific relationship between achieving or failing to achieve the budgeted estimates or the Company's relative results and the annual salaries determined by the Compensation Committee for any of the executive officers. No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination, based upon the experience of its members and the recommendations of the Company's Chief Executive Officer, of appropriate compensation levels.

      In determining the base salary of the Company's Chief Executive Officer for the fiscal year ended February 3, 2002, the Compensation Committee took into account the salaries of chief executive officers of many public peer companies (including companies that are part of the Line of Business Index) and private peer companies known to the members of the Committee, compensation information provided by an outside consultant, the performance of the Common Stock over the prior several years and the assessment by the Compensation Committee of Mr. Klatsky's individual performance. The Committee also took into account the incentive components of Mr. Klatsky's compensation package and the potential payouts and other value under those plans.

      SHORT-TERM INCENTIVES

      PERFORMANCE INCENTIVE BONUS PLAN. Stockholders approved the Company's Performance Incentive Bonus Plan (the "Bonus Plan") at the 2000 Annual Meeting of Stockholders. The Compensation Committee had adopted a similar bonus program for fiscal 1999. Under the Bonus Plan (and the earlier bonus program) the Company's senior executives, including the Named Executive Officers, can receive a bonus based on earnings targets for the Company as a whole or, in the case of the Vice Chairmen, earnings targets for their respective divisions. Threshold, plan and maximum earnings targets are set during the first 90 days of each fiscal year. If an executive dies during a fiscal year for which he or she was selected as a participant in the Plan, his or her estate would receive the bonus, if any, payable to the participant for that fiscal year, pro rated to reflect the portion of the year worked by the participant. The amount of a participant's bonus payment, if any, for a fiscal year is determined by the end of the first quarter of the succeeding fiscal year. Mr. Duane earned a bonus under the Bonus Plan for the fiscal year ended February 3, 2002 and received his bonus payment in the first quarter of the current fiscal year.

      DISCRETIONARY BONUSES. The Compensation Committee has the authority to award annual bonuses to executive officers on a discretionary basis. In determining whether to award discretionary bonuses, the Compensation Committee reviews each executive's overall compensation package and takes into account factors including, but not limited to, the assessment by the Compensation Committee of each executive's individual performance, the compensation awarded to executives in other companies, especially companies involved in the apparel, footwear and specialty retail industries and additional duties or special projects assumed by the executive. The Compensation Committee has the authority to place restrictions on any discretionary bonus it awards to an executive officer. No executive officer was awarded a discretionary bonus for fiscal 2001.

      LONG-TERM INCENTIVES

      STOCK OPTIONS. The Company currently has in effect two stock option plans, the 1997 Stock Option Plan (the "1997 Option Plan") and the 2000 Option Plan, under which options to purchase Common Stock are granted. In addition, options to purchase Common Stock under the Company's 1987 Stock Option Plan (the "1987 Option Plan") are still outstanding. Stock options may be granted to employees of the Company, including the Named Executive Officers, under the 1997 and 2000 Option Plans, subject to certain limitations. The 1997 and 2000 Option Plans also provide for an annual grant of options to the Company's non-employee directors and permit additional grants to be made to non-employee directors who provide services to the Company or its subsidiaries outside of their duties as directors. The 2000 Option Plan also permits option grants to be made to consultants and advisors of the Company. Stock options are designed to align the interests of grantees with those of the stockholders. Stock options granted under the Company's stock option plans are granted at an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date prior to grant. Generally, stock options granted under the 1987 and 1997 Option Plans may not be exercised until the third anniversary of the date on which they are granted, and grants of stock options do not become fully exercisable until the fifth anniversary of the date on which they are granted. Stock options granted under the 2000 Option Plan generally may not be exercised until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of the grant. The stock options granted to executive officers (and other grantees) under each of the Company's option plans generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to the executive to increase stockholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.

      Grants under the 2000 Option Plan were awarded in March 2001 to approximately 249 of the key employees of the Company, including the Named Executive Officers. Each such individual received a fixed number of shares relative to his or her salary range and position within the Company. Options were granted to the executive officers in an amount such that the value of the award, when combined with base compensation, potential bonuses under the Bonus Plan and, in the case of the top three executive officers, potential payouts under the Company's Long-Term Incentive Plan, would provide competitive total compensation relative to comparable positions at other companies.

      LONG-TERM INCENTIVE PLAN. The Compensation Committee adopted in June 1999 long-term incentive plans for the 21-month period ending February 4, 2001 and the 33-month period ending February 3, 2002. Stockholders approved the Company's Long-Term Incentive Plan at the 2000 Annual Meeting of Stockholders. The participants in each of the three plans are the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The payment of cash awards under each of the plans requires the Company to achieve both earnings growth and improvement in return on equity over the applicable performance cycle. Under the Long-Term Incentive Plan, the Compensation Committee can also establish other performance criteria. With respect to the plans adopted in June 1999, threshold, plan and maximum targets were established for each performance cycle, and awards were established for achievement of each of the targets at the time of adoption. Under the Long-Term Incentive Plan, these targets are established within the first 90 days of the relevant performance cycle by the Compensation Committee. Awards are based on a percentage of a participant's base salary. The percentage is lowest for achievement of the threshold targets and is highest if the maximum targets are achieved or exceeded. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant's base salary that is on a straight-line interpolation between the percentages for the two targets. The percentage of base salary that a participant can earn as an award differs among the participants. No awards are earned if the threshold targets are not satisfied. The amount of a participant's award, if any, will be determined by the Compensation Committee, by the end of the first quarter of the fiscal year immediately following the end of the applicable performance cycle. Payment of such awards will be made as soon as practicable thereafter. In the event of the death or disability of a participant during a performance cycle, the participant or his or her estate will receive the award, if any, which would otherwise have been payable to the participant for such program period, pro rated to reflect the portion of the performance cycle worked by the participant. In all other events, a participant must be employed by the Company on the payment date therefor or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause subsequent to the end of the performance cycle but prior to the date the award is paid in order to remain eligible to receive an award. Messrs. Klatsky, Weber and Chirico received payouts in the current fiscal year as a result of achieving the targets under the 33-month plan.

      In view of changing tax laws and economic and employment conditions, the Compensation Committee regularly examines other methods of long-term and short-term incentive-based compensation for executive officers and intends to implement, when appropriate, such methods in lieu of or in addition to the existing plans. In addition, the Compensation Committee may create special bonus pools or modify existing arrangements when special conditions or events warrant.

      STOCK OWNERSHIP

      To ensure that management's interests remain aligned with stockholders' interests, the Company encourages key executives to retain shares acquired pursuant to the exercise of stock options. In addition, employees of the Company, including the executive officers, acquire Common Stock of the Company through the AIPs, subject to certain limitations on the amount an employee can contribute to or hold in the PVH Stock Fund. Most of the Company's executive officers have a significant portion of their AIP accounts invested in the PVH Stock Fund.

      FEDERAL INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Code, limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million (the "Deductibility Limit"), subject to certain exceptions.

The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. The Company generally does not expect to pay its executive officers compensation in excess of the Deductibility Limit. However, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible and amounts in excess of the Deductibility Limit have been paid.


                             Compensation Committee

                       Maria Elena Lagomasino, Chairperson
                                Joseph B. Fuller
                                  Marc Grosman
                               Dennis F. Hightower


                                PERFORMANCE GRAPH

      The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of the Russell 2000 Index and a line of business index comprised of the S&P Retail Composite Index, the S&P Textile (Apparel) Index and the S&P Footwear Index for the five fiscal years ended February 3, 2002.


                         COMPARISON OF 5 YEAR CUMULATIVE
                                  TOTAL RETURN


[GRAPHIC OMITTED]



                Phillips-Van Heusen Corporation   Russell 2000 Index          Line of Business Index
01/31/97                          100.00                      100.00                      100.00
01/30/98                           90.49                      116.40                       95.57
01/29/99                           49.12                      115.64                      128.54
01/28/00                           55.31                      136.59                      130.95
02/02/01                          108.49                      135.74                      156.61
02/03/02                           90.40                      132.91                      167.76


------------------

Note: Line of Business Index is composed of a blended weighting of the S&P Retail Composite Index (50%), the S&P Textile (Apparel) Index (33%) and the S&P Footwear Index (17%) to correspond generally to the Company's relative sales over the five-year period attributable to its retail, wholesale apparel and wholesale footwear operations.

             VALUE OF $100.00 INVESTED AFTER FIVE YEARS:
             Phillips-Van Heusen Corporation Common Stock...  $  90.40
             Russell 2000 Index.............................   $132.91
             Line of Business Index.........................   $167.76

                             AUDIT COMMITTEE REPORT

      The Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the Company's financial statements and express an opinion on the financial statements based on the audit. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors.

      In this context, the Audit Committee has met and held discussions with Company management and Ernst & Young LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee has also considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

      The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 3, 2002, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                 Audit Committee

                            Bruce Maggin, Chairperson
                                 Edward H. Cohen
                               Dennis F. Hightower


                              SELECTION OF AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has selected Ernst & Young LLP, independent auditors, as auditors for the fiscal year ending February 2, 2003. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending February 1, 2004, since it would be impracticable to replace the Company's auditors so late into the Company's current fiscal year.

      It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED IN A PROXY.

FEES PAID TO AUDITORS

      AUDIT FEES

      The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 3, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $608,250, all of which were attributable to services performed by Ernst & Young LLP.

      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended February 3, 2002.

      ALL OTHER FEES

      The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended February 3, 2002 were $394,000. These fees relate to tax services, audits of benefit plans and other activities in support of the Company.

                                  MISCELLANEOUS

      Any proposal of an eligible stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting on or before December 31, 2002. The proxy or proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company on or before March 16, 2003 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.

      The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

      The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and/or personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson Shareholder, which is retained by the Company on an annual basis, will aid in the solicitation of proxies for the meeting for a fee of $6,500 plus expenses.

      Copies of the 2001 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, please send your written request to the Secretary of the Company at the address indicated below to discontinue mailing a duplicate copy to the account or accounts selected by you.

      THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED FEBRUARY 3, 2002 UPON RECEIPT OF A WRITTEN REQUEST ADDRESSED TO:

         Treasurer
         Phillips-Van Heusen Corporation
         200 Madison Avenue
         New York, New York 10016-3903



                                       By order of the Board of Directors,

                                       MARK D. FISCHER
                                       Secretary

New York, New York
April 29, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         PHILLIPS-VAN HEUSEN CORPORATION

                               200 Madison Avenue
                          New York, New York 10016-3903

      BRUCE J. KLATSKY and MARK WEBER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 11, 2002, and any adjournments thereof, on the matters printed on the reverse side.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED:

      o  FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR; AND

      o  FOR THE APPOINTMENT OF AUDITORS.





                      (Continued, and to be dated and signed on the other side.)

                      PHILLIPS-VAN HEUSEN CORPORATION
                      P.O. BOX 11287
                      NEW YORK, NEW YORK 10203-0287

THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 BELOW:

Election of the nominees for director        FOR all nominees   [ ]     WITHHOLD AUTHORITY to  [ ]            EXCEPTIONS*  [ ]
listed below:                                listed below               vote for all nominees listed below

NOMINEES: EDWARD H. COHEN, JOSEPH B. FULLER, JOEL H. GOLDBERG, MARC GROSMAN,  DENNIS F. HIGHTOWER,  BRUCE J. KLATSKY, MARIA
          ELENA LAGOMASINO, HARRY N.S. LEE, BRUCE MAGGIN, PETER J. SOLOMON AND MARK WEBER


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S
NAME IN THE SPACE PROVIDED BELOW.)
*  Exceptions
             -----------------------------------------------------------------------------------------------------------------




Appointment of auditors.                                                FOR [ ]       AGAINST [ ]     ABSTAIN [ ]



In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                                                                                           Address change
                                                                                           and/or comments    [ ]


                                                                Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.


                                                                Dated:                           , 2002
                                                                      --------------------------

                                                                ---------------------------------------------------
                                                                     Signature


                                                                ---------------------------------------------------
                                                                     Signature, if held jointly

To vote, fill in (x) with black or blue ink only. [X]
                                            ----
